Exhibit 99.1

Wayside Technology Acquires CDF Group for $17.4 Million

– Strategic Acquisition Deepens Wayside’s Cloud and Software Offerings, Expands Presence in EMEA –

– Transaction Expected to be Accretive to Net Income –

Eatontown, NJ, November 9, 2020 — Wayside Technology Group, Inc. (NASDAQ: WSTG) (“Wayside” or the “Company”), an IT channel company providing innovative sales and distribution solutions through its Climb division, has acquired CDF Group (CDF), a UK-based cloud, software and IT distributor and services provider. CDF primarily goes to market under two brands: Grey Matter, which is a value-added reseller (VAR) providing cloud, software and technical services; and Sigma Software Distribution, which provides innovative software products to VARs throughout EMEA.

Sigma works closely with its vendors and VARs, distributing a high-caliber portfolio of software solutions across a variety of industries. Both Sigma and Grey Matter have deep expertise in Microsoft Azure, are Microsoft Gold Partners with 9 competencies and hold various direct agreements with Microsoft.Grey Matter specializes in supplying software and cloud subscriptions directly to end users, including ISVs and developers, and maintains direct buying relationships with more than 300 vendors. The company hosts a cloud automation platform and offers cloud service optimization, end-to-end migration services and a full suite of consulting services through its CloudKnowHow offering.

“CDF brings a robust cloud services platform to Climb and significantly strengthens our position in the EMEA market,” said Dale Foster, CEO of Wayside. “By utilizing CDF’s existing cloud solutions infrastructure, we believe that our cloud offerings are better positioned to meet the growing needs of our vendor and VAR partners in both EMEA and North America. Further, with the added support of CDF’s professional services division CloudKnowHow, we can make cloud integration seamless for our clients and further build out our team’s technical expertise. This presents a long-term strategic opportunity for us to expand into more value-added services that can deepen our partnership with customers.”

Under the terms of the agreement, Wayside is acquiring CDF for approximately $17.4 million (£13.3 million), subject to working capital and other adjustments. For its fiscal year ended June 30, 2020, CDF reported approximately $8.9 million (£6.9 million) in gross profit and $2.0 million (£1.6 million) in EBITDA. The acquisition is expected to be accretive to EBITDA margin and net income and increase Wayside’s annual gross billings by approximately 10%, prior to any revenue synergies.

Foster continued: “Integrating these new cloud and services solutions will provide ample cross-sell opportunities for our existing U.S. and Canadian customer base. CDF has established a robust and high-touch suite of services through its brands, and we look forward to further developing these offerings as we position Climb as a premier specialty technology distributor and service provider.”

CDF will bring approximately 125 employees to Wayside, more than 1,000 VARs from its network, and deep relationships with notable vendors, including Microsoft, Amazon Web Services, Adobe ManageEngine, SAP and many others. In addition, CDF’s current Group CEO, Andrew King, will join Wayside and lead its European operations as President and General Manager of EMEA.

King commented on the acquisition: “Wayside’s extensive vendor network and commitment to developing emerging technology brands made them an ideal partner for CDF given our limited overlap in geographies as well as vendor and VAR relationships. In addition, CDF’s software and cloud platform expertise will enable us to provide Wayside’s customers with end-to-end cloud solutions and support, from cloud adoption to migration to optimization. We look forward to integrating with Wayside and building an even stronger cloud marketplace and vendor network as a combined company.”

Further information regarding the acquisition of CDF is available on Form 8-K filed with the Securities and Exchange Commission on November 9, 2020.

About CDF Group

CDF Group Ltd is the UK parent company of Grey Matter, CloudKnowHow and Sigma Software Distribution. Sigma Software Distribution is a value-added distributor that works with a diverse range of everyday, business critical and emerging vendors; Sigma’s broad customer base provides unrivalled reach into the UK reseller channel. Sigma’s market knowledge, proactive approach and strategic outlook delivers mutually profitable and long-term relationships. CloudKnowHow provides customers with software and cloud platform consulting and implementation services. Its technical team are cloud adoption and migration specialists with particular emphasis on Microsoft 365 and Azure. Grey Matter is an established reseller with expertise around cloud technologies and a focus on enhancing and accelerating customers’ journey to the cloud. Strong links to Microsoft and a deep understanding of Microsoft Azure offers a valuable proposition to Grey Matter’s customer base including its large number of ISV (Independent Software Vendors) customers.

About Wayside Technology Group

Wayside Technology Group, Inc. (NASDAQ: WSTG) is an IT channel company and parent of Climb Channel Solutions, an international value-added distributor for Emerging Technology Vendors with solutions for Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud and Software & ALM. Climb provides vendors access to thousands of VARs, MSPs, CSPs and other resellers. Climb holds an IT-70 GSA contract vehicle that provides resellers and vendors with a competitive edge within the Public Sector.

Additional information can be found by visiting www.waysidetechnology.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements in this press release other than statements of historical facts are forward-looking statements that involve certain risks and uncertainties. These risk and uncertainties include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, as well as factors that affect the software industry in general and other factors. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the Company, the global economy and financial markets. The extent to which COVID-19 impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, including the impact on our reseller partners and the end customer markets they serve, among others. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this press release, which speak only as of the date of this release. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Company Contact
Michael Vesey
Chief Financial Officer
1-732-389-0932
michael.vesey@waysidetechnology.com

Investor Relations Contact
Sean Mansouri, CFA or Cody Slach
Gateway Investor Relations
1-949-574-3860
WSTG@gatewayir.com

CDF Group, LTD net income reconciled to EBITDA (1) and (2):

Year ended June 30, 2020
Net income	$1,069
Provision for income taxes	262
Depreciation and amortization	685
Interest, net	(33)
EBITDA	$1,983

(1) - Amounts derived from the Annual Report and Consolidated Financial Statements of CDF Group, LTD, prepared in accordance with United Kingdom Generally Accepted Accounting Practice.

(2) - Amounts in thousands and converted from GBP to USD based on average exchange rate during the 12 month period ended June 30, 2020.